Exhibit 99.1

Amendola Communications for Community Bank of Arizona

Carrie Morgan, 480.664.8412, x15

Jan Shulman, 480.664.8412, x12

FOR IMMEDIATE RELEASE

COMMUNITY BANK OF ARIZONA NAMES PHILIP WHITAKER AS BOARD MEMBER

Glendale, Ariz., April 30, 2007 – Community Bank of Arizona, a wholly-owned subsidiary of Community Bancorp (NASDAQ: CBON), announced today that Philip B. Whitaker has joined the bank’s Board of Directors. He has been appointed to a one-year term.

A partner with Phoenix law firm Stegall, Katz & Whitaker since 1995, Whitaker has substantial litigation and arbitration experience in real estate and commercial lease disputes, shareholder and partnership disputes, civil fraud, commercial tort claims, contract disputes, professional malpractice, and employment.

“We are pleased to have Philip join our board,” said Gerald B. Ernst, President and Chief Executive Officer of Community Bank of Arizona. “His experience in the commercial real estate community around the state will be invaluable in helping us expand our thriving commercial real estate business as we pursue our goal of becoming a preeminent business-oriented community bank. He joins a board that is committed to furthering the interests of Community Bank of Arizona, its customers and its shareholders.”

Whitaker received his law degree from the University of California, San Francisco, Hastings College of Law, in 1987. A resident of Scottsdale, Whitaker is a member of the American Bar Association, the Arizona Bar Association, the Maricopa County Bar Association and the Federal Bar Association.

About Community Bancorp

Community Bancorp is a bank holding company headquartered in Las Vegas, Nevada, with two operating bank subsidiaries: 1) Community Bank of Nevada, and 2) Community Bank of Arizona. Community Bank of Nevada is a Nevada state chartered bank providing a full range of commercial and consumer bank products through twelve branches located in the greater Las Vegas area and two loan production offices in southern California and Arizona. Community Bank of Arizona (formerly Cactus Commerce Bank) is a single full-service branch located in Glendale, Arizona, which was acquired in September 2006. We provide commercial banking services, including real estate, construction and commercial loans and SBA loans, to small- and medium-sized businesses.

For more information about Community Bancorp, visit our website at www.communitybanknv.com.

Forward-Looking Statements

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, the successful integration of Mr. Whitaker into the Board of Directors of Community Bank of Arizona, our ability to implement our strategic plan successfully, loan production, balance sheet management, the economic condition of the Phoenix metropolitan market, net interest margin, loan quality, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, and general economic conditions. Additional information on these and other factors that could affect financial results are included in our Securities and Exchange Commission filings.

When used in this release, the words or phrases such as “will likely result in,” “management expects that,” “will continue,” “is anticipated,” “estimate,” “projected,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. Community Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Community Bancorp under PSLRA’s safe harbor provisions.

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